     This May 19, 2000 Agreement, as amended on June 1, 2000 and on June 14, 2000, was entered into between the Company and the following senior executives: G. L. Davis; D. V. Evans; J. E. Fesperman; C. R. Lotter;
     D. A. McKay; R. S. Ronning; and M. W. Taxter.

                                                                  Exhibit 10 (a)

                                     May 19, 2000


     TO: ___________________


                         RE:  J. C. PENNEY COMPANY, INC.
                              SUCCESSION SEVERANCE AGREEMENT

     Dear __________:

          As you are aware, I have announced my intention to retire and that a search is underway for my successor. The Company considers you a key officer and needs your best efforts, skills and dedication to assure that the best interests of all of its stockholders are protected while the search is underway. The Company recognizes that the prospect of a new Chief Executive Officer may create an element of uncertainty with regard to your own personal interests and needs. In order to assure the continued availability of your best efforts, skills and dedication during this period, the Company offers, in consideration of your continued services until 90 days after the date upon which my successor is in place, (such date in place to be determined by the Company's Board of Directors), to provide you with a lump severance payment and certain other benefits, under the conditions and as set forth below:

        1. Succession Severance Arrangement (Arrangement). The Company agrees to continue your employment in your present position and at your present compensation level until 90 days after the date upon which my successor is in place. If, within three months following the date upon which my successor is in place, your employment by the Company terminates, voluntarily or involuntarily, for any reason other than disability or death, you shall receive the Severance Payment set forth below, together with all the other benefits (Other Benefits) provided for in the 1999 Separation Allowance Program for Profit-Sharing Management Associates ("Program") or your employment contract, as the case may be.

          (a) The Severance Payment will be paid to you immediately upon your termination of employment in one lump sum, subject to applicable withholding taxes.

          (b) This Arrangement shall terminate upon the expiration of six months from the date my successor is in place or as provided in paragraph 2 below.

     TO:  ___________________
          May 19, 2000
          Page 2



          For the purposes of this Arrangement, Severance Payment shall mean an amount equal to the sum of the following:

          I.   Three times your then current annual base rate of salary, plus
          II. Three times the annual Management Incentive Compensation Plan award for which you are eligible based on your salary at the time the Severance Payment is computed, payable at the target level ($1.00 unit value), plus

          III. Three times the Economic Value Added Performance Plan award for which you are eligible, payable at the target level ($1.00 unit value)calculated on your salary at the time the Severance Payment is computed, without regard to any negative balance in your Bonus Reserve Account under that Plan.

          IV. If you become entitled to the Severance Payment under this Arrangement and/or Other Benefits, you shall also be entitled to receive the Code Section 280G Gross-Up Payment described in
               Section 4.10 of the Program, if applicable.

     2.   Term  of this  Agreement. The  term of  this Arrangement  is  one year
     _____________________________
          beginning May 19, 2000 unless terminated earlier as provided in paragraph 1 (b) above. This Arrangement may be renewed for an additional one year term if my successor is not in place and if the Board of Directors of the Company delivers written notice to you not less than thirty (30) days prior to May 19, 2001.

     3.   Miscellaneous.
     (a) The Severance Payment under this Arrangement is in lieu of any severance pay under Section 4.01 of the Program or under the provisions of that certain Form of Severance Agreement entered into by you effective February 8, 2000 (Severance Agreement) should either of those agreements also be triggered. If you receive a Severance Payment under this Arrangement, you shall also be entitled to receive immediately the Other Benefits to which you may be entitled without the need for an actual or constructive termination of employment. If your employment is not terminated within three months after the date upon which my successor is in place, then you shall continue to be entitled to all the benefits, including Severance Pay, provided for in the Program for the remaining term of the two year period provided for in the Program after a Change of Control or pursuant to the terms of the Enhanced Severance Agreement as the case may be.

     TO:  ___________________
          May 19, 2000
          Page 3



          (b) You shall not be required to mitigate the amount of any Severance Payment paid to you under this Arrangement by seeking other employment or otherwise, nor shall the amount of any Severance Payment be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and to agree to perform this agreement in the same manner and to the same extent that the Company would be required to perform it if no such successor existed.

     4.   Notices.  Any  notice required or permitted by  this Arrangement shall
          _______
          be given by registered or certified mail, return receipt requested, addressed to the Company at its then principal office, or to you at your address specified on page 1 of this Arrangement, or to either party hereto at such other address or addresses as you or the Company may from time to time specify for such purpose in a notice similarly given.

     5.   Governing Law.   This Arrangement  shall be construed and  governed in
          _____________
          accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     TO:  ___________________
          May 19, 2000
          Page 4



          Please indicate your acceptance of this agreement by signing one copy of this letter in the space provided and returning it to me. The other copy is for your files.

     Sincerely,

     J. C. PENNEY COMPANY, INC.



     By   /s/ J. E. Oesterreicher
        _______________________________
           J. E. Oesterreicher
           Chairman of the Board and
           Chief Executive Officer



     AGREED TO AND ACCEPTED this  24    day of  May , 2000
                                _______        _____


          /s/
        _______________________________

                                     June 1, 2000


     TO: ___________________

                         RE:      J. C. PENNEY COMPANY, INC.
                                SUCCESSION SEVERANCE AGREEMENT -
                                         AMENDMENT


     Dear __________:

     Reference is made to that Succession Severance Agreement dated May 19, 2000. Paragraph 1, line 4 of that Agreement is hereby amended as follows:

     1. Strike the following language: "following the date upon which my successor is in place".

     2.   Insert in place of that language the word "thereafter".


     Sincerely,

     J. C. PENNEY COMPANY, INC.



     By  /s/ J. E. Oesterreicher
       ______________________________
          J. E. Oesterreicher
          Chairman of the Board and
          Chief Executive Officer


     AGREED TO AND ACCEPTED this   1st  day of   June, 2000
                                  _____         ______


         /s/
       ______________________________

                                    June 14, 2000


     TO: ___________________


                            RE: J. C. PENNEY COMPANY, INC.
                           SUCCESSION SEVERANCE AGREEMENT -
                                      AMENDMENT

     Dear ___________________:

     Reference is made to our previous Amendment of your Succession Severance Agreement dated June 1, 2000. It has been called to my attention that to conform Paragraph 3(a) of the Agreement with the intent of the Agreement and the Amendment, the following revision should be made to Paragraph 3(a), line 8 of the Succession Severance Agreement:

          * The reference to "three months" in line 8 shall be changed to "six months."

     There is no need for you to execute this document, but it should be held by you as part of the Agreement and the earlier Amendment.

     Sincerely,

     J. C. PENNEY COMPANY, INC.



     By:  /s/ J. E. Oesterreicher
        ______________________________
          J. E. Oesterreicher
          Chairman of the Board and
          Chief Executive Officer